Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 (CIK No.0002048803) of AOJE Inc. of our report dated December 23, 2025, with respect to our audits of the consolidated financial statements of AOJE Inc. and Subsidiaries as of May 31, 2025 and 2024 and each of the years in the two-year period ended May 31, 2025, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
December 23, 2025